[Logo] EXPLORATION
DRILLING
INTERNATIONAL

LOAN AGREEMENT

between

Albert and Margareta Meyer, spouses
Gutenbergstrasse 13 in 48268 Greven

- referred to as lender below -

and

EDI Exploration Drilling International GmbH
represented by the managing director,
Günter Thiemann Goethestrasse 61, 45721 Haltern am See

- referred to as borrower below -

§ 1 Granting of loan

(1)	The lender grants the borrower a loan in the amount of
Euro [Handwriting: 23,000.00]
(in words: Euro [Handwriting: twenty three)

(2)	The loan shall be paid out by transfer into the borrower’s account at the Volksbank
Haltern eG, branch code 426 613 30, account 199 188 900.

§ 2 Interest, term and repayment of loan

(1)	The annual interest payable on the loan shall be 7.0%.

(2)	The term of the loan is 12 months and ends one year after the amount of the loan has been deposited into the borrower’s account (see § 1, no. 2).

(3)	The loan plus interest shall be repaid according to § 2, no. 2 into the lender’s account at the [Handwriting: KSK Steinfurt, branch code 40351060, account number 72052616]

Signature	Signature
Lender	EDI Exploration GmbH
WWW.EDIPOWER.COM

[Logo] EXPLORATION
DRILLING
INTERNATIONAL

§ 3 Conversion privilege

The lender is aware that the borrower is a 100 % subsidiary of Invision Capital Inc., listed in the USA at the OTC BB stock market.

Instead of repayment of the loan amount plus interest in the amount of [handwriting: 24,610] Euro, the lender has the option of requiring the delivery of [handwriting: 12,305] stocks of Invision Capital Inc. This corresponds to the imputed stock exchange price of Euro 2.00 per stock. The lender shall notify the borrower in writing about this option, at the latest one month before the due date, according to § 2, no. 2, 3.

If the aforementioned option is exercised, the lender authorizes the borrower, to undertake any required activities, declarations of intention, contracts etc. on his behalf, to effect the financial result of delivering the stocks.

§ 4 Release from liability

The lender shall be responsible for tax-related consequences arising from the exercise of the option, according to § 3 of this agreement. He releases the borrower from any potentially existing withholding tax responsibilities and will pay taxes on his own, for any accumulating speculative gains, capital gains etc. as required.

§ 5 Supplementary agreements, amendments, severability, executed copies

(1)	There are no supplementary agreements. Amendments, additions as well as deletions of individual provisions of this agreement must be made in writing in order to be effective.

(2)

Should individual provisions of this agreement be invalid, the remainder of the agreement shall not be affected. In this case, the parties to the agreement are required to assume that a replacement provision has been agreed to, which fulfils the economic purpose of the invalid provision as much as possible.

(3)	This contract shall be issued in duplicate. The lender and the borrower shall each receive a copy signed by both parties to the agreement.

[Handwriting: Greven]
~~Haltern am See~~, on 06/07/2006

Signature	Signature

EDI Exploration Drilling International GmbH
Managing director, Günter Thiemann
- Lender -	- Borrower -

Signature	Signature
- Lender -	EDI Exploration GmbH

WWW.EDIPOWER.COM